UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2022

ZipRecruiter, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40406	27-2976158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

604 Arizona Avenue,	Santa Monica,	California	90401
(Address of principal executive offices)			(Zip Code)
(877) 252-1062
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	ZIP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events.
On June 16, 2022, the Board of Directors (the “Board”) of ZipRecruiter, Inc. (the “Company”) authorized the Company to repurchase up to an additional $150 million (exclusive of fees and commissions) of outstanding shares of its Class A common stock, $0.00001 par value per share (the “Class A Common Stock”), and Class B common stock, $0.00001 par value per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), pursuant to an existing share repurchase program. Such amount is in addition to the Company’s previous authorization of $100 million. As of June 15, 2022, approximately $6.6 million in shares of Class A Common Stock was available for future repurchases under the Company’s share repurchase program. Under the share repurchase program, the Company may repurchase shares of Common Stock through open market or privately negotiated transactions, accelerated share repurchases, block purchases, or pursuant to one or more Rule 10b5-1 plans.

The share repurchase program has no expiration date and will continue until otherwise suspended, terminated or modified at any time for any reason by the Board. The share repurchase program does not obligate the Company to repurchase shares of Common Stock and the timing and actual number of shares repurchased will depend on a variety of factors including price, market conditions, corporate and regulatory requirements and other investment opportunities. Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-Q and Form 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Securities Exchange Act of 1934, as amended.

On June 16, 2022, the Company issued a press release announcing that the Board authorized the increase to the share repurchase program. A copy of the Company’s press release relating to this announcement is being furnished as Exhibit 99.1 to this report on Form 8-K and incorporated by reference herein.

Also on June 16, 2022, the Company announced that it has entered into an accelerated share repurchase agreement (“ASR”) with Goldman Sachs & Co. LLC to repurchase an aggregate of $50 million of Class A Common Stock.

Under the ASR, the Company will make an initial payment of $50 million to Goldman Sachs & Co. LLC and will receive an initial delivery of approximately 2.6 million shares of Class A Common Stock by June 21, 2022. The final number of shares to be repurchased will be based on the volume-weighted average price of the Class A Common Stock during the term of the ASR, less a discount. The final settlement of the ASR is expected to occur by the third quarter of 2022. The ASR transaction will be effectuated pursuant to the Company’s newly increased share repurchase program.

Cautionary Statement Regarding Forward-Looking Statements

This report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding the Company’s intention to implement a program to purchase up to $150 million of shares of Common Stock; the expected timing, volume and nature of such share repurchase program; the expected source of funding; the expected completion and completion date of the ASR; and the duration of the share repurchase program. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “propose,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this report on Form 8-K and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. With respect to the proposed share repurchase program and ASR transaction and the Company’s long-term opportunities, the Company’s ability to execute such a transaction and take advantage of such opportunities are subject to risks and uncertainties including, developments or changes in economic or market conditions, developments or changes in the securities markets, fluctuations in the trading volume and market price of the Common Stock, the effects of the COVID-19 pandemic on the Company’s business and the economy generally, and other factors identified in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022, as filed with the Securities and Exchange Commission on May 13, 2022. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional information will also be set forth in the Company’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that it makes with the Securities and Exchange Commission. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Except as may be required by law, the Company undertakes no obligation, and does not intend, to update these forward-looking statements after the date of this report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

99.1	Press Release, dated June 16, 2022, announcing Share Repurchase Program.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIPRECRUITER, INC.

Date: June 16, 2022	By:	/s/ Timothy Yarbrough
Timothy Yarbrough
Chief Financial Officer